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                              Deltathree.com, Inc.
                         1999 PERFORMANCE INCENTIVE PLAN

1.       Purpose

                  The purposes of the Plan are to enable the Company and its Subsidiaries to attract, retain, motivate and reward the best qualified executive officers and key employees by providing them with the opportunity to earn competitive compensation directly linked to the Company's performance.

2.       Definitions

                  Unless the context requires otherwise, the following words as used in the Plan shall have the meanings ascribed to each below, it being understood that masculine, feminine and neuter pronouns are used interchangeably and that each comprehends the others.

                  "Board" means the Board of Directors of the Company.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Common Stock" shall mean the Class A common shares, par value $0.001 per share, of the Company.

                  "Committee" means the Compensation Committee of the Board (or such other committee of the Board that the Board shall designate from time to time) or any subcommittee thereof consisting of two or more directors each of whom is a Disinterested Director.

                  "Company" means deltathree.com, Inc., a Delaware Corporation.

                  "Disinterested Director" shall mean a director of the Company who is both a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act and an "outside director" within the meaning of Section 162(m) of the Code.

                  "Effective Date" shall mean the date on which the Registration Statement shall have been declared effective.

                  "Fair Market Value" shall mean, on any date, the closing price of a Share as reported on the National Association of Securities Dealers Automated Quotation/ National Market System ("NASDAQ/NMS") (or on such other recognized market or



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quotation system on which the trading prices of the Share are traded or quoted at the relevant time).

                  "Participant" means (i) each executive officer of the Company and (ii) each other key employee of the Company or a Subsidiary recommended by the Chief Executive Officer of the Company and selected by the Committee and approved by the Board to be a participant under the Plan.

                  "Performance Period" means each calendar year or multi-year cycle as determined by the Committee.

                  "Plan" means the deltathree.com, Inc. 1999 Performance Incentive Plan, as set forth herein and as may be amended from time to time.

                  "Registration Statement" shall mean the registration statement on Form S-1 filed with the Securities and Exchange Commission for the initial public offering of the Common Stock.

                  "Section 162(m)" means section 162(m) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (including any proposed regulations).

                  "Share" shall mean a share of Common Stock.

                  "Subsidiary" means any corporation of which the Company possesses directly or indirectly fifty percent (50%) or more of the total combined voting power of all classes of stock of such corporation and any other business organization, regardless of form, in which the Company possesses directly or indirectly fifty percent (50%) or more of the total combined equity interests in such organization.

3.       Administration

         The Committee shall administer and interpret the Plan. The Committee shall establish the performance objectives for any calendar year in accordance with Section 4 and certify whether such performance objectives have been attained. Any determination made by the Committee under the Plan shall be final and conclusive. The Committee may employ such legal counsel, consultants and agents (including counsel or agents who are employees of the Company or a Subsidiary) as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant or agent and any computation received from such consultant or agent. All


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expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company. No member or former member of the Board or the Committee shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan other than as a result of such individual's willful misconduct.

4.       Bonuses

         (a) Performance Criteria. Within 90 days after each Performance Period begins (or, in the case of the 1999 calendar year, as promptly as practicable following the adoption of this Plan), the Committee shall establish the performance objective or objectives that must be satisfied in order for a Participant to receive a bonus for such Performance Period. Any such performance objectives will be based upon the achievement of one or more of the following criteria, which may be absolute, relative or comparative, with respect to the Company, a Subsidiary or a division or business unit of the Company or a Subsidiary, as determined by the Committee: (i) revenue; (ii) operating income;
(iii) gross profit margin; (iv) net income; (v) earnings per share; (vi) maximum capital or marketing expenditures; and/or (vii) targeted levels of customers.

         (b) Maximum Amount Payable . If the Committee certifies in writing that the performance objectives established for the relevant Performance Period under
Section 4(a) have been satisfied, each Participant who is employed by the Company or one of its Subsidiaries on the last day of the Performance Period for which the bonus is payable shall be eligible to receive a maximum bonus hereunder determined as follows:

                           (i) in the case of a Participant other than the Company's Chief Executive Officer:


   Less than                                                120% or more
     80% of            80% of              100% of           of Target
     Target            Target               Target
----------------   ---------------    ------------------  -----------------
       0               25% of              100% of          200% of base
                        base             base salary           salary
                       salary



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                           (ii) in the case of the chief executive officer of
the Company:


   Less than                                                      120% or more
     80% of            80% of                 100% of              of Target
     Target            Target                  Target
----------------     -------------       ------------------    -----------------
       0               25% of                 150% of             250% of base
                        base                base salary              salary
                       salary

                          (iii) in the event of performance between 80% of target and 100% of target, or between 100% of target and 120% of target, the maximum bonus shall be pro rated between the applicable bonus percentages set forth in the preceding clauses (i) and (ii) above.

If a Participant's employment terminates for any reason (including, without limitation, his death, disability or retirement under the terms of any retirement plan maintained by the Company or a Subsidiary) prior to the last day of the Performance Period for which the bonus is payable but after March 31 of such Performance Period, the Committee shall determine whether a pro rated bonus shall be paid, provided that the maximum bonus for which such Participant shall be eligible shall be the amount applicable to such Participant under the preceding clause (i) or (ii) (as adjusted by clause (iii)) multiplied by a fraction, the numerator of which is the number of days that have elapsed during the Performance Period in which the termination occurs prior to and including the date of the Participant's termination of employment and the denominator of which is the total number of days in the Performance Period.

         (c) Nondiscretionary Bonus. Fifty percent (50%) of the maximum bonus amount (if any) as determined pursuant to Section 4(b) above shall be payable to the Participant.

         (d) Discretionary Bonus. The Committee shall have the right, in its absolute discretion, to award a bonus to any Participant equal to fifty percent (50%), or such lesser percentage as the Committee shall determine, of the maximum bonus amount as determined pursuant to Section 4(b), based on individual performance or any other factors that the Committee, in its discretion, shall deem appropriate.

         (e) Affirmative Discretion. Notwithstanding any other provision in the Plan to the contrary, but subject to Section 4(f) below, (i) the Committee shall have the right, in its discretion, to pay to any Participant a bonus for the year, based on individual


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performance or any other criteria that the Committee deems appropriate, regardless of whether performance objectives are attained, and (ii) in connection with the hiring of any person who is or becomes a Participant, the Committee may provide for a minimum bonus amount in any Performance Period.

         (f) Absolute Maximum Bonus. Notwithstanding any other provision in the Plan to the contrary, the maximum bonus that may be paid to any Participant under the Plan with respect to any year may not exceed $1,000,000.

5.       Payment

         Except as otherwise provided hereunder, payment of any bonus amount determined under Section 4 shall be made to each Participant as soon as practicable after the Committee certifies that one or more of the applicable performance objectives have been attained (or, in the case of any bonus payable under the provisions of Section 4(d) or 4(e), after the Committee determines the amount of any such bonus).

6.       Form of Payment

         Subject to the last sentence of this Section 6, the Committee shall determine whether any bonus payable under the Plan is payable in cash, in shares of Common Stock or in any combination thereof, provided that not less than 50% of such bonus shall be payable in cash. The Committee shall have the right to impose whatever conditions it deems appropriate with respect to the award of shares of Common Stock, including conditioning the vesting of such shares on the performance of additional service. The Committee may permit a Participant to elect to receive all or a portion of his of her bonus payable hereunder in shares of Common Stock (based on the Fair Market Value of such shares at the time of payment (without regard to any deferral under Section 7)). The maximum number of shares available for issuance under the Plan shall be 400,000 Shares of Common Stock; provided that the Committee shall adjust such number of Shares as appropriate in the event of any Share dividend or Share split, recapitalization (including, without limitation, the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares, or other similar corporate change.

7.       Deferral

                  Payment of a bonus hereunder on a deferred basis may be permitted at the election of the Participant on terms and conditions established by the Committee, which may include, without limitation, provisions for the payment or crediting of reasonable


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interest on installment or deferred payments or the grant or crediting of dividend equivalents or other amounts in respect of installment or deferred payments denominated in Common Stock.

8.       General Provisions

         (a) Effectiveness; Approval of Stockholders. The Plan shall become effective on the Effective Date, but its effectiveness shall be subject to the approval of the Plan by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted. The Plan shall, subject to the foregoing, be effective with respect to the calendar years 1999 through 2002, unless the term hereof is extended by action of the Board.

         (b) Amendment and Termination. Notwithstanding Section 8(a), the Board or the Committee may at any time amend, suspend, discontinue or terminate the Plan; provided, however, that, unless otherwise determined by the Board, an amendment that requires stockholder approval in order to comply with Section 162(m) of the Code or any other law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of the stockholders.

         (c) Designation of Beneficiary. Each Participant may designate a beneficiary or beneficiaries (which beneficiary may be an entity other than a natural person) to receive any payments which may be made following the Participant's death. Such designation may be changed or canceled at any time without the consent of any such beneficiary. Any such designation, change or cancellation must be made in a form approved by the Committee and shall not be effective until received by the Committee. If no beneficiary has been named, or the designated beneficiary or beneficiaries shall have predeceased the Participant, the beneficiary shall be the Participant's spouse or, if no spouse survives the Participant, the Participant's estate. If a Participant designates more than one beneficiary, the rights of such beneficiaries shall be payable in equal shares, unless the Participant has designated otherwise.

         (d) No Right of Continued Employment. Nothing in this Plan shall be construed as conferring upon any Participant any right to continue in the employment of the Company or any of its Subsidiaries.

         (e) No Limitation on Corporate Actions. Nothing contained in the Plan shall be construed to prevent the Company or any Subsidiary from taking any corporate action which is deemed by it to be appropriate or in its best interest, whether or not such action would have an adverse effect on any awards made under the Plan. No employee,


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beneficiary or other person shall have any claim against the Company or any
Subsidiary as a result of any such action.

         (f) Nonalienation of Benefits. Except as expressly provided herein, no Participant or beneficiary shall have the power or right to transfer, anticipate, or otherwise encumber the Participant's interest under the Plan. The Company's obligations under this Plan are not assignable or transferable except to (i) a corporation which acquires all or substantially all of the Company's assets or (ii) any corporation into which the Company may be merged or consolidated. The provisions of the Plan shall inure to the benefit of each Participant and the Participant's beneficiaries, heirs, executors, administrators or successors in interest.

         (g) Withholding. Any amount payable to a Participant or a beneficiary under this Plan shall be subject to any applicable Federal, state and local income and employment taxes and any other amounts that the Company or a Subsidiary is required at law to deduct and withhold from such payment.

         (h) Severability. If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

         (i) Governing Law. The Plan shall be construed in accordance with and governed by the laws of the State of New York.

         (j) Headings. Headings are inserted in this Plan for convenience of reference only and are to be ignored in a construction of the provisions of the Plan.

         (k) Compliance with Certain Laws. This Plan is intended to comply with the requirements of Section 162(m) of the Code and shall be interpreted accordingly.


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